Exhibit 10.59

GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into as of April 7, 2026 (the “Effective Date”), by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company (“Investor”), and AMASS Brands Inc., a Delaware corporation (“Company”).

A.       Investor and Company entered into that certain Securities Purchase Agreement dated March 17, 2026, by and between Investor and Company (the “Purchase Agreement”).

B.        Pursuant to the Purchase Agreement, the Warrant was to be issued and sold to

Investor at the Second Closing.

C.        As of the date hereof, Company’s Common Shares have not yet commenced trading on the Nasdaq Stock Market (the “Principal Market”) in connection with Company’s contemplated direct listing, and accordingly, the per share price at which the Common Shares will initially trade on the Principal Market has not yet been established; the parties desire to amend Recital B of the Purchase Agreement to revise the manner in which the number of Commitment Shares is determined such that the number of Commitment Shares will be calculated by reference to the price per share at which Company’s Common Shares first trade on the Principal Market, and to make certain other conforming changes in connection therewith.

D.       Investor and Company have agreed, subject to the terms, amendments, conditions and understanding expressed in this Amendment, to amend the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.        Recitals; Defined Terms. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Purchase Agreement.

2.        Purchase Agreement Amendments. The Purchase Agreement is hereby amended as follows:

a)	Recital B of the Purchase Agreement is hereby amended and restated in its entirety to read as follows: “B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) up to $30,000,000.00 (the “Commitment Amount”) in Series C Convertible Preferred Stock, par value $0.00001 per share, of Company (the “Preferred Shares”); (ii) that number of shares of common stock, par value $0.00001 per share, of Company (the “Common Shares”) equal to $450,000.00 divided by the Expected Reference Price (as defined herein), rounded down to the nearest whole share, as a commitment fee for the funding facility set forth herein (the “Commitment Shares”); and (iii) a Warrant to Purchase Shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).”

b)	Section 1.1 (First Closing) of the Purchase Agreement is hereby amended to add the following sentence at the end thereof: “At the First Closing, Company shall also issue and sell to Investor, and Investor shall purchase from Company, the Warrant for a purchase price of $10,000.00 (the “Warrant Purchase Price”).”

c)	Section 1.2 (Second Closing) of the Purchase Agreement is hereby amended to (i) delete the phrase “and the Warrant” from the first sentence thereof, and (ii) replace “$7,000,000.00” with “$6,990,000.00” in the second sentence thereof, so that the Initial Purchase Price payable at the Second Closing shall be reduced by the Warrant Purchase Price.

d)	The reference to “3,528,125 Common Shares” in Section 4.1(a) of the Purchase Agreement is hereby deleted and replaced with the following: “a number of Common Shares equal to the sum of (x) the number of Commitment Shares (calculated in accordance with Recital B) plus (y) 3,500,000 Warrant Shares.”

e)	Section 7.1 (Conditions to Company’s Obligation to Sell at First Closing) of the Purchase Agreement is hereby amended to add the following condition: “(b) Investor shall have paid the Warrant Purchase Price to Company.”

f)	Section 7.2 (Conditions to Company’s Obligation to Sell at Second Closing) of the Purchase Agreement is hereby amended to delete “and the Warrant” from the first sentence thereof.

g)	Section 8.1 (Conditions to Investor’s Obligation to Purchase at First Closing) of the Purchase Agreement is hereby amended to add the following condition: “(f) Company shall have executed the Warrant and delivered the same to Investor.”

h)	Section 8.2(a) (Conditions to Investor’s Obligation to Purchase at Second Closing) of the Purchase Agreement is hereby deleted in its entirety, as the obligation of Company to execute and deliver the Warrant to Investor has been moved to the First Closing pursuant to Section 8.1(f) of the Purchase Agreement, as amended herein.

i)	A new Section 12.13 is hereby added to the Purchase Agreement (and the existing Section 12.13 and all subsequent sections of Section 12 are hereby renumbered accordingly) as follows: “12.13. ‘Expected Reference Price’ means $16.00 per share.”

j)	The defined term “Initial Purchase Price” as used in the Warrant is hereby deleted and replaced with the defined term “Warrant Purchase Price” set forth above.

3.       Representations and Warranties. Each party hereto, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)        Such party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such party hereunder.

(c)        Except as expressly set forth in this Amendment, such party acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of such party under the Transaction Documents.

4.       Other Terms Unchanged. The Transaction Documents, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Transaction Documents after the date of this Amendment is deemed to be a reference to the Transaction Documents as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Transaction Documents, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Transaction Documents, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the same governing law, venue, and arbitration provisions as the Transaction Documents.

5.       No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

6.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronically signed copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7.       Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:
John Fife, President

COMPANY:

AMASS Brands Inc.

By:
Mark Lynn, Chief Executive Officer

[Signature Page to Global Amendment]